UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2009

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

200 Wheeler Road, Burlington MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 221-6400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Discretionary Bonus Pool

At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Aspen Technology, Inc. (the “Company”) held on September 9, 2009, the Committee approved funding a discretionary bonus pool for employees who do not participate in a commission-based incentive plan. Awards from the bonus pool will be paid in cash based on individual performance during fiscal 2009.  The awards include payments to the following named executive officers of the Company: $350,000 to Mark E. Fusco, President and Chief Executive Officer of the Company; $192,500 to Antonio J. Pietri, Executive Vice President of the Company; and $70,000 to Frederic G. Hammond, Senior Vice President, General Counsel and Secretary of the Company.

Executive Annual Incentive Bonus Plan for Fiscal 2010

At the meeting on September 9, 2009, the Committee approved the Aspen Technology, Inc. Executive Annual Incentive Bonus Plan for our fiscal year ending June 30, 2010. The purpose of this plan is to motivate and reward performance resulting in the achievement of corporate and individual objectives. For fiscal 2010, the employees eligible under this plan include our Chief Executive Officer; the Executive Vice President - Field Operations; the Chief Financial Officer; the Senior Vice President Worldwide Sales Operations; the Senior Vice President, Marketing; the Senior Vice President, Human Resources; the Senior Vice President, Research & Development; the Senior Vice President, Worldwide Customer Service & Training; the Senior Vice President, Strategy; the Senior Vice President and General Counsel; and such other executives as may be determined from time to time by our Board of Directors or the Committee.

Payments under this plan are based on a combination of the Company’s overall performance and the eligible executive’s individual performance.

•                  We must achieve target global license bookings and cash flow from operations amounts established by our Board of Directors. These criteria are weighted at 65% and 35%, respectively, for purposes of determining each eligible executive’s bonus. In order for any bonus to be payable to any executive under the plan, we must achieve at least 70% of the specified metrics.  Each metric is measured and funded independently.

•                  The eligible executive must achieve individual performance objectives approved by our Chief Executive Officer or the Committee (in the case of our Chief Executive Officer), and his individual performance will be assessed by the Chief Executive Officer or by the Committee (in the case of the Chief Executive Officer). The executive may receive a performance achievement rating between 80% and 100%, and this rating will be used as a multiplier against the funded level of each financial metric to determine a final earned bonus under each financial metric.

In fiscal 2010, performance will be evaluated at mid-year and at yearend, and the bonus will be allocated 25% to mid-year and 75% to yearend.   The yearend calculation will also be weighted by the individual performance assessment rating.

No award will be payable to an executive under the plan if the executive’s employment terminates prior to the payment date under the plan; provided that in the event the executive’s employment terminates due to death, incapacity or retirement, then any award payable will be prorated.

In addition to awards based on the performance metrics established in the plan, the Committee may make discretionary awards to eligible employees in such amounts as the Committee determines are appropriate and in the best interests of the Company.

A copy of the Aspen Technology, Inc. Executive Annual Incentive Bonus Plan for fiscal 2010 is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.              Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Aspen Technology, Inc. Executive Annual Incentive Bonus Plan for Fiscal 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: September 11, 2009	By:	/s/ Frederic G. Hammond
Frederic G. Hammond Senior Vice President and General Counsel